Exhibit 99.1

                                                 For Further Information Contact
                                                                 Harry J. Cynkus
                                                                  (404) 888-2922


FOR IMMEDIATE RELEASE

                  ROLLINS ANNOUNCES FIRST QUARTER 2003 RESULTS

o        First Quarter EPS of $0.16 versus $0.11
o        Cash increased by $16.0 million
o        Revenue increase of 1.2% over last year

ATLANTA,  GEORGIA,  April 22, 2003: Rollins,  Inc.  (NYSE:ROL),  a premier North
American consumer services company, reported first quarter revenue increased 1.2% to $155.1 million for the period ended March 31, 2003 compared to $153.3 million for the prior year quarter.

Net income increased 47.2% to $7.3 million or $0.16 per diluted share for the quarter ended March 31, 2003, compared to $4.9 million or $0.11 per diluted share for the same period in 2002.

Over the past few years Rollins has taken decisive steps to be more efficient in servicing its customers. This has resulted in stronger sustainable operating results year over year, which continued during the first quarter 2003.

The Company's balance sheet continued to strengthen as of March 31, 2003, with cash and short-term investments of $54.4, total assets of $331.7 million and stockholders' equity increasing to $99.4 million.

Additionally, the Company split its stock three-for-two effective March 10, 2003.

"We are proud that our operating results improved during the quarter, given the tough economy and harsher than normal winter weather conditions in many of our markets. Our results continue to reflect our success in improving employee and customer retention while enhancing productivity," stated Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. "Orkin is a fundamentally strong company that has initiated numerous innovations to improve its operations. Our recent recognition as one of the top U.S. 100 training companies by Training Magazine is further validation of our commitment to excel."

Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly-owned subsidiary, Orkin Exterminating Company, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollinscorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify potential acquisitions; climate and weather trends; competitive factors and pricing practices; the cost reduction benefits of the corporate restructuring may not be as great as expected or eliminated positions may have to be reinstated in the future; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.

                         ROLLINS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (In Thousands)

                                                                                           2003                   2002
At March 31                                                                          (Unaudited)            (Unaudited)
------------------------------------------------------------------------------------------------------------------------
ASSETS

             Cash and Short-Term Investments                                     $         54,351        $       21,900
             Trade Receivables, Net                                                        48,204                47,797
             Materials and Supplies                                                        11,188                11,620
             Deferred Income Taxes                                                         20,088                20,584
             Other Current Assets                                                          11,533                10,287
                                                                                 -----------------       ---------------
                 Current Assets                                                           145,364               112,188

             Equipment and Property, Net                                                   36,338                43,192
             Goodwill and Other Intangible Assets                                         106,681               111,224
             Deferred Income Taxes                                                         43,345                38,513
             Other Assets                                                                       0                     0
                                                                                 -----------------       ---------------
                 Total Assets                                                    $        331,728        $      305,117
                                                                                 =================       ===============

------------------------------------------------------------------------------------------------------------------------

LIABILITIES

             Accounts Payable                                                    $         13,960        $       12,794
             Accrued Insurance                                                             11,075                 8,307
             Accrued Payroll                                                               23,956                26,104
             Unearned Revenue                                                              46,038                29,856
             Other Current Liabilities                                                     38,858                30,532
                                                                                 -----------------       ---------------
                 Current Liabilities                                                      133,887               107,593

             Long-Term Accrued Liabilities                                                 98,474               106,837
                                                                                 -----------------       ---------------

                 Total Liabilities                                                        232,361               214,430
                                                                                 -----------------       ---------------

------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

             Common Stock                                                                  45,134                45,241
             Retained Earnings                                                             54,233                45,446
                                                                                 -----------------       ---------------

                 Total Stockholders' Equity                                                99,367                90,687
                                                                                 -----------------       ---------------

                 Total Liabilities and Stockholders' Equity                      $        331,728        $      305,117

                                                                                 =================       ===============


                         ROLLINS, INC. AND SUBSIDIARIES
                        STATEMENTS OF CONSOLIDATED INCOME
                      FOR THE FIRST QUARTER ENDED MARCH 31
                      (In thousands except per share data)


                                                               First Quarter
                                                     ---------------------------
                                                          2003           2002
                                                      (Unaudited)    (Unaudited)

                                                     ------------  -------------



    REVENUES                                         $   155,122   $    153,302
                                                     ------------  -------------

    COSTS AND EXPENSES

            Cost of Services Provided                     84,078         84,022
            Depreciation and Amortization                  5,156          5,427
            Sales, General and Administrative             54,222         55,837
            Interest (Income)/Expense                        (66)            49
                                                     ------------  -------------

      TOTAL COSTS AND EXPENSES                           143,390        145,335
                                                     ------------  -------------

    INCOME BEFORE INCOME TAXES                            11,732          7,967

    PROVISION FOR INCOME TAXES                             4,458          3,027
                                                     ------------  -------------

    NET INCOME                                       $     7,274   $      4,940
                                                     ============  =============


    EARNINGS PER SHARE - BASIC                       $      0.16   $       0.11
                                                     ============  =============

    EARNINGS PER SHARE - DILUTED                     $      0.16   $       0.11
                                                     ============  =============

    AVERAGE SHARES OUTSTANDING - BASIC                    44,912         45,195

    AVERAGE SHARES OUTSTANDING - DILUTED                  46,110         45,489

                                  ROLLINS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE THREE MONTHS ENDED MARCH 31
                                 (In thousands)
                                   (Unaudited)


                                                                                                2003              2002
                                                                                           ---------------    --------------

Operating Activities
   Net Income                                                                              $        7,274     $       4,940
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Depreciation and Amortization                                                                  5,156             5,427
     Other Operating Activities                                                                     5,724             7,912
                                                                                           ---------------    --------------
   Net Cash Provided by Operating Activities                                                       18,154            18,279
                                                                                           ---------------    --------------

Investing Activities
   Purchases of Equipment and Property                                                               (961)           (2,725)
   Net Cash Used for Acquisition of Companies                                                        (385)             (545)
                                                                                           ---------------    --------------
   Net Cash Used In Investing Activities                                                           (1,346)           (3,270)
                                                                                           ---------------    --------------
Financing Activities
   Dividends Paid                                                                                  (2,247)           (1,507)
   Payments on Capital Leases                                                                           0              (256)
   Other                                                                                            1,475                 4
                                                                                           ---------------    --------------
   Net Cash Used in Financing Activities                                                             (772)           (1,759)
                                                                                           ---------------    --------------

   Net Increase (Decrease) in Cash and Short-Term Investments                                      16,036            13,250
   Cash and Short-Term Investments at Beginning of Year                                            38,315             8,650
                                                                                           ---------------    --------------
   Cash and Short-Term Investments at End of Period                                        $       54,351     $      21,900
                                                                                           ===============    ==============